UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 18, 2009
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund
_____________________________________________________________________________
(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI  48009
 (Address of principal executive offices) (Zip Code)

248-645-9220
Registrant’s telephone number, including area code

           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Uniprop Manufactured Housing Communities Income Fund (the “Fund”) has entered into a Forbearance Agreement with its first mortgage lender.  The Agreement calls for interest payments to be deferred for a six month period.  During this time, the Fund will attempt to close on the sale of Aztec Estates as disclosed in Form 8-K dated April 2, 2009.  Aztec Estates is presently under contract for sale at a price that will be sufficient to fully repay the first mortgage.  If the Fund is unsuccessful in selling Aztec Estates or otherwise defaults on the Agreement, the lender will have the ability to record deeds on both Aztec Estates and Old Dutch Farms that will transfer ownership of the two properties to the lender.

The default on the National City loan has been cured by the loan Guarantor

The Consulting Agreement with the Fund’s Consultant was terminated by the Consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND (Registrant)
	By:	P.I. Associates Limited Partnership, General Partner
Dated: May 18, 2009	By:	/s/ Joel Schwartz
Joel Schwartz, Principal Financial Officer